Exhibit 99.2
Coursera Announces Share Repurchase Program
●Program authorizes up to $95 million of shares of common stock to be repurchased
MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced that its Board of Directors approved a share repurchase program with authorization to purchase up to $95 million of the Company’s common stock. The share repurchase program is designed to reduce the impact of share dilution from one-time employee stock issuances granted in 2022 to attract, retain, and motivate key talent.
“Our capital allocation priorities remain firmly focused on our long-term growth opportunities. We believe this share repurchase reflects the Board’s and Management’s confidence in our business, as well as the value we place on shareholder equity,” said Coursera CFO Ken Hahn. “We believe the strength of our balance sheet is a considerable asset that provides us the strategic flexibility, optionality, and resilience to invest in our platform to be a leader in the transformation of higher education.”
The authorization amount was formulated to offset dilution above a benchmarked gross dilution rate of companies in their first year after an initial public offering based on market analysis performed by an independent third party advisor. The authorization to repurchase will be executed consistent with Coursera's capital allocation strategy, which will continue to prioritize long-term growth while demonstrating scale and leverage over time. The Company may repurchase shares of common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate, legal and regulatory requirements, prevailing stock prices, trading volume, and other considerations. The share repurchase program may be suspended or discontinued at any time, and does not obligate the Company to acquire any amount of common stock. The Company expects to utilize its existing cash and cash equivalents to fund repurchases under the share repurchase program.
Disclosure Information
In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.
About Coursera
Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 124 million registered learners as of March 31, 2023. Coursera partners with over 300 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.
Contacts
For investors: Cam Carey, ir@coursera.org
For media: Arunav Sinha, press@coursera.org
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Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: the potential of the share repurchase program to reduce the impact of share dilution; Coursera’s belief as to the strategic flexibility, optionality, and resilience offered by the strength of its balance sheet to invest in its platform; the anticipated amount, manner, and timing of execution of the share repurchase program; and that Coursera expects to utilize its existing cash and cash equivalents to fund repurchases under the share repurchase program, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, or the resurgence of the COVID-19 pandemic or similar widespread health crises, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.